Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Seaspan Corporation

We consent to the use of our reports dated March 6, 2018 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein, and to the references to our firm under the heading “Experts” in each of the prospectuses forming part of the Registration Statement on Form F-3 filed by Seaspan Corporation.

/s/ KPMG LLP

Chartered Professional Accountants

April 13, 2018

Vancouver, Canada